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        [THE NEW ENGLAND FINANCIAL METLIFE AFFILIATE LOGO APPEARS HERE]

March, 2001

TO OWNERS OF NELICO VARIABLE LIFE INSURANCE POLICIES:

A Special Meeting of Shareholders of the Capital Growth Series (the "Series") of New England Zenith Fund (the "Trust") will be held on April 23, 2001. At the Shareholders Meeting, New England Life Insurance Company ("NELICO") will vote all shares of the Trust held in the New England Variable Life Separate Account which are attributable to NELICO Variable Life Insurance Policies in accordance with instructions received from Policy Owners ("Owners"). You are now being asked how shares of the Trust deemed attributable to your Policy should be voted at the Shareholders Meeting. Under some plans, plan participants may have the right to instruct Owners as to how all or a portion of the votes attributable to a Policy are to be cast, and Owners are required to cast such votes as instructed.

IN ORDER FOR THE VOTES UNDER YOUR POLICIES TO BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY YOU AND YOUR PLAN PARTICIPANTS, YOU MUST RETURN A COMPLETED, EXECUTED INSTRUCTION FORM. If you fail to return an executed Instruction Form, shares of the Trust deemed attributable to your Policies will be voted by NELICO in proportion to the voting instructions received from all other NELICO Variable Life Insurance Policy Owners.

Enclosed you will find a copy of the Notice of Meeting and Proxy Statement relating to the Shareholders Meeting, as well as voting instruction forms with the names of the plan participants who may be entitled to instruct the Owner.

Please forward promptly (1) one Notice of Meeting and Proxy Statement and (2) one Instruction Form to each person entitled to give voting instructions. One Instruction Form is enclosed for each Policy under which votes are subject to instruction.

The Instruction Form is to be used by each plan participant to convey instructions to you as Owner. INSTRUCTION FORMS COMPLETED BY YOUR PLAN PARTICIPANTS SHOULD NOT BE RETURNED. AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM A PLAN PARTICIPANT, YOU SHOULD TRANSFER THESE INSTRUCTIONS TO THE PLAN PARTICIPANT LISTING PROVIDED. RETURN ONLY THE SINGLE INSTRUCTION FORM IN YOUR NAME, SIGNED BY YOU, ALONG WITH THE APPROPRIATELY CHECKED PLAN PARTICIPANT LIST.

If no plan participants transmit voting instructions, or if the plan participants do not have the right to instruct, cast all votes at your sole discretion by completing and signing the Instruction Form.

In order to cast votes under the Policies, you must return an INSTRUCTION FORM signed by you, the Owner.

If you have any questions concerning these procedures on your Variable Life Insurance Policy, please call collect, Charlie Antonioy, Consultant, New England Life Insurance Company at (617) 578-3808.

  [THE NEW ENGLAND FINANCIAL LIFE INSURANCE COMPANY ADDRESS LOGO APPEARS HERE]

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L-T-CG